As filed with the Securities and Exchange Commission on May 6, 2019

Registration No. 333-231179

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-231179

Key Energy Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2648081
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 1800, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

2019 Equity and Cash Incentive Plan

(Full Title of the Plan)

Katherine I. Hargis

Senior Vice President, General Counsel and Secretary

Key Energy Services, Inc.

1301 McKinney Street, Suite 1800

Houston, TX 77010

(Name and Address of Agent For Service)

713-651-4300

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form S-8 amends the Form S-8 (Registration No. 333-231179) previously filed with the Securities and Exchange Commission on May 2, 2019 (the “Registration Statement”). The consent of Grant Thornton LLP filed as Exhibit 23.1 to the Registration Statement (the “Auditor Consent”) inadvertently omitted the name and conformed signature of the auditor, Grant Thornton LLP. A signed copy of the Auditor Consent had been provided by Grant Thornton LLP, but the conformed signature line was inadvertently omitted from the Auditor Consent when the Registration Statement was filed. This Post-Effective Amendment No. 1 is being filed solely to provide the Auditor Consent with the conformed signature of Grant Thornton LLP.

Except as revised to provide the Auditor Consent with the conformed signature of Grant Thornton LLP, this Post-Effective Amendment No. 1 on Form S-8 is identical to the previously filed Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Number	Description

3.1	Certificate of Incorporation of Key Energy Services, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-A filed with the Commission on December 15, 2016, File No. 001-08038)

3.2	By-laws of Key Energy Services, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Form 8-A filed with the Commission on December 15, 2016, File No. 001-08038)

5.1	Opinion of Sullivan & Cromwell LLP (incorporated herein by reference to Exhibit 5.1 to the Company’s Form S-8 filed with the Commission on May 2, 2019, File No. 333-231179)

10.1	Key Energy Services, Inc. 2019 Equity and Cash Incentive Plan (incorporated herein by reference to Annex A to the Company’s Schedule 14A Proxy Statement filed with the Commission on March 15, 2019, File No. 001-08038)

23.1*	Consent of Grant Thornton LLP

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)

24.1	Power of attorney (incorporated herein by reference to Exhibit 24.1 to the Company’s Form S-8 filed with the Commission on May 2, 2019, File No. 333-231179)

*Filed herein

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 6th day of May, 2019.

Key Energy Services, Inc.

By:	/s/ Katherine I. Hargis
Katherine I. Hargis
Senior Vice President, General Counsel and Corporate Secretary

Note: No other person is required to sign this post-effective amendment to the Registration Statement on Form S-8 in reliance on Rule 478 of the Securities Act of 1933, as amended.